UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2010

EPOD SOLAR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 – 215 Neave Road, Kelowna, British Columbia, Canada	V1V 2L9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (250) 491-8111

Not Applicable
_______________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2010, EPOD Solar Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Nanotech Industries International Inc. , a Nevada corporation located in Daly City, California (“Nanotech”) , whereby the Company agreed to acquire all of the issued and outstanding shares of capital stock of Nanotech (“Nanotech Shares”) from the holders of the Nanotech Shares (“Nanotech International Shareholders”). In consideration for the purchase of the Nanotech Shares from the Nanotech Shareholders (the “Acquisition”), the Company agreed to issue an aggregate amount of 3,381,003 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), to the Nanotech Shareholders.

The consummation of the Acquisition (“Closing”) is subject to the satisfaction or waiver of certain conditions, including: (i) the delivery of the Nanotech Shares, (ii) the completion of audited pro forma financial statements of the Company, and (iii) other customary conditions.

The preceding descriptions of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On August 18, 2010, EPOD Solar Inc. (the “Company”) announced by press release the termination, effective as of August 16, 2010, of the SPA dated January 31, 2010 (“SPA”) and entered into by and between the Company and Nanotech Industries Inc. , a Delaware corporation located in Daly City, California (“NTI”), whereby the Company agreed to acquire all of the issued and outstanding shares of capital stock of NTI (“NTI Shares”) from the holders of the NTI Shares (“NTI Shareholders”). In consideration for the purchase of the NTI Shares from the NTI Shareholders (the “Acquisition”), the Company agreed to issue an aggregate amount of 3,203,500 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), to the NTI Shareholders (the “Acquisition”).

According to the terms of the SPA, the SPA shall terminate if the Parties are unable to close the Acquisition by the Closing Date (as defined in the SPA). As the Acquisition did not close prior to the Closing Date, the Parties have agreed that the SPA, the Acquisition, and all other related documents have been terminated and are no longer in effect. On August 18, 2010, the Registrant announced the expiration of the SPA.

A description of the terms of the SPA was included in Item 1.01 of the Current Report on Form 8-K filed by the Company on February 4, 2010 and to the extent required by Item 1.02 of Form 8-K, the description of the SPA is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

A copy of the press release issued by the Registrant on August 18, 2010 with respect to the termination of the SPA and the execution of the Stock Purchase Agreement is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

If the Acquisition is consummated, the Company will experience a change of control upon Closing. See the disclosures regarding the Stock Purchase Agreement under Item 1.01 above, which disclosures are incorporated herein by reference.

SECTION 8	OTHER EVENTS

ITEM 8.01	OTHER EVENTS

On August 18, 2010, the Company issued a press release announcing the termination of the SPA and the execution of the Stock Purchase Agreement.

IMPORTANT ADDITIONAL INFORMATION

Statements in this Form 8-K that are not strictly historical are forward-looking statements regarding the anticipated closing of the Acquisition. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Additional risk factors are identified in the Company’s filings with the Securities and Exchange Commission, including the Forms 10-Q and 10-K and in other filings with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Stock Purchase Agreement, dated August 18, 2010, by and among Nanotech Industries International Inc. and EPOD Solar Inc.

99.1	Press Release dated August 18, 2010, of EPOD Solar Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOD SOLAR INC.

By: /s/ Michael Matvieshen
        Michael Matvieshen
        President and Chief Executive Officer

Date: August 18, 2010